IQST - IQSTEL Closes Two-Year Non-Convertible Financing for Ultranet, a Profitable $131 Million-Revenue West African Telecom Platform Expected to Make IQSTEL Cash-Flow Positive on a Consolidated Basis

•      Up to $3 million in two-year senior secured, non-convertible promissory notes closed — debt financing with no conversion feature.

•      Ultranet generated $130.9 million in 2025 revenue, up 30%, with $5.0 million in EBITDA and $4.6 million in net income, and is expected to make IQSTEL cash-flow positive on a consolidated basis.

•      Ultranet’s six markets — Nigeria, Côte d’Ivoire, Ghana, Burkina Faso, Mali and Senegal — sit in Sub-Saharan Africa, one of the world’s fastest-growing mobile regions.

•      IQSTEL Digital’s microdrama service is in commercial outreach to seven mobile operators serving approximately 93 million subscribers.

New York, NY — October 26, 2026 — IQSTEL Inc. (NASDAQ: IQST) (“IQSTEL” or the “Company”), a global telecommunications and technology company, today announced that it has closed the first financing tranche for its planned acquisition of a 51% controlling interest in Ultranet Telecom Group (“Ultranet”). The financing consists of two-year senior secured, non-convertible promissory notes of up to $3 million, together with pre-funded warrants to purchase up to 420,000 shares of common stock. Full terms will be described in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission.

“We funded this step with two-year non-convertible debt, so shareholders are not taking on conversion dilution to move Ultranet forward,” said Leandro Iglesias, CEO of IQSTEL. “Ultranet gives us profitable scale in six fast-growing West African markets. Ultranet builds the base, and Digital Services, starting with our microdrama, builds the margin.”

Ultranet: profitable scale in West Africa

Headquartered in Accra, Ghana, Ultranet provides international telecom and messaging services across six West African markets, supported by exclusive international SMS gateway agreements with African mobile operators. In 2025, Ultranet’s revenue grew 30% to $130.9 million from $100.9 million in 2024. It generated $5.0 million in EBITDA, $4.6 million in net income and $5.5 million in cash flow from operations.1 IQSTEL expects Ultranet to bring the Company to approximately $9 million in annualized adjusted EBITDA and to make it cash-flow positive on a consolidated basis.

Ultranet operates in one of the world’s fastest-growing mobile regions. The GSMA estimates that mobile technologies contributed $240 billion to Africa’s economy in 2025,2 up from about $220 billion in 2024,3 and expects that figure to reach $290 billion by 2030.2 Nigeria alone has more than 195 million mobile subscriptions.4 Across the region, SMS remains the main channel for mobile-money confirmations and identity-verification codes, the traffic that runs through gateways like Ultranet’s.5 IQSTEL also sees room to grow by offering its Digital Services, including AI-driven communications, cybersecurity, fintech and content, to Ultranet’s operator customers.

Digital Services: microdramas as the first recurring-revenue product

IQSTEL Digital’s first consumer subscription product is a microdrama service built with IDILIO TV, a Colombian platform for short, vertical, Spanish-language serialized dramas. IDILIO TV is backed by a seed round led by a16z speedrun, with Goodwater Capital, WndrCo and Nubank founder David Vélez, and has more than 2 million downloads.6

Omdia estimates global microdrama revenue at about $11 billion in 2025, rising to about $14 billion by the end of 2026. More than 60% of that revenue comes from subscriptions and transactional payments, and Chinese-language platforms account for roughly 83% of the market,7 leaving the more than 630 million Spanish speakers worldwide8 largely underserved. Regional streamers such as ViX have begun commissioning microdramas of their own.9

The service is sold through mobile operators and billed on the customer’s phone bill, which matters where many consumers lack credit cards. IQSTEL Digital is in commercial outreach with seven mobile operators serving approximately 93 million subscribers, and has set a 2027 operating objective of 300,000 active paid monthly subscriptions. At an assumed price of $4 to $6 per month and a profit contribution of $0.50 to $1.00 per subscription per month after revenue sharing, 300,000 subscriptions would represent approximately $1.8 million to $3.6 million in annual profit contribution to IQSTEL Digital. These figures are illustrative and are not guidance.10 No operator distribution agreements have been executed to date.

“Operators want content that keeps subscribers engaged and adds revenue to the monthly bill. Microdramas do both,” Iglesias added. “Our focus now is turning discussions with seven operators into signed distribution agreements.”

Financing and timeline

The two-year notes are secured and cannot be converted into shares. Shares issued on exercise of the pre-funded warrants are subject to a holding period. The notes carry 18% annual interest, paid monthly, and are structured to amortize in four equal semiannual installments, with 25% of the principal payable every six months over the two-year term. IQSTEL expects the principal payments to be funded by the Company’s expected positive cash flow following the acquisition. The Company expects to execute the Share Purchase Agreement in November 2026 and is targeting closing in the middle of the first quarter of 2027, subject to customary closing conditions. The Company will file a Current Report on Form 8-K with the U.S. Securities and Exchange Commission setting out the full details of the financing.

IQSTEL invites shareholders and investors to visit its investor landing page at www.landingpage.iqstel.com for the Company’s latest presentations, growth roadmap and Ultranet updates.

Notes and sources

1 Ultranet figures are from its combined financial statements for the year ended December 31, 2025, prepared in accordance with US GAAP, audited by an independent accounting firm and filed on Form 8-K. They are shown on a 100% basis; IQSTEL is acquiring a 51% interest. EBITDA, a non-GAAP measure, is profit before interest and tax plus depreciation and amortization. Cash flow from operations excludes owner drawings that will not continue after the acquisition.

2 GSMA, The Mobile Economy Africa 2026, June 2026.

3 GSMA, The Mobile Economy Africa 2025.

4 Nigerian Communications Commission, industry statistics, July 2026.

5 Mordor Intelligence, A2P SMS Market: Growth, Trends and Forecasts (2026–2031).

6 IDILIO TV company data, as reported in IQSTEL’s press release of August 27, 2026.

7 Omdia, microdrama market estimates, as cited in IQSTEL’s press releases of September 3 and September 17, 2026.

8 Instituto Cervantes, El español: una lengua viva, 2025 yearbook.

9 Ampere Analysis, Latin American commissioning data, H1 2026.

10 Pricing and unit-economics assumptions are set out in IQSTEL’s press releases of September 17 and October 8, 2026.

Market and industry data are from third-party sources that the Company has not independently verified.

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About IQSTEL Inc.

IQSTEL Inc. (NASDAQ: IQST) is a global telecommunications and technology company operating through two core business divisions: Telecom and Digital Services. The Telecom Division is the foundation of IQSTEL’s global platform, operating across 24 countries with more than 600 telecommunications carrier interconnections and delivering international voice, SMS, messaging, and connectivity solutions to some of the world’s largest telecom operators and enterprise customers. Through these customer relationships, IQSTEL’s platform has the potential to reach approximately 2.3 billion end users worldwide. Building on this global infrastructure and commercial reach, the Digital Services Division is focused on higher-margin technology solutions across Content Services, Artificial Intelligence, Intelligent Communications, Cybersecurity, Fintech, and Enterprise Automation. Built through nearly two decades of organic growth and strategic acquisitions, IQSTEL is leveraging the scale and reach of its Telecom business to accelerate the growth of Digital Services and drive its next phase of revenue and adjusted EBITDA expansion.

For more information, visit:

Corporate website: www.iqstel.com

Investor Relations Portal: www.ir.iqstel.com

IQSTEL Telecom website: www.iqsteltelecom.com

IQSTEL Digital Services website: www.iqsteldigital.com

Official Investor Landing Page: www.landingpage.iqstel.com

Safe Harbor Statement: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the expected timing of execution of the Ultranet purchase agreement; the expected closing of the acquisition; the expected financial contribution of Ultranet (including revenue, EBITDA, net income, and cash flow from operations); the Company’s expected consolidated cash-flow position following the acquisition; the Company’s ability to service the notes from operations; the expected timing of closing and accounting consolidation; the Company’s ability to offer Digital Services to Ultranet’s customers; the Company’s microdrama distribution objectives, operator outreach, subscription objectives, pricing and illustrative unit economics; and market and industry growth. These statements are based on current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those projected. Important factors that could cause actual results to differ include, among others: failure to execute the purchase agreement or to satisfy or waive closing conditions; delays or adverse outcomes in regulatory, compliance, or due diligence matters; the accuracy and completeness of Ultranet’s historical financial information; integration risks and costs; political, economic, currency and regulatory conditions in the African markets in which Ultranet operates; changes in the telecommunications market or customer relationships; failure to execute operator distribution agreements or to achieve subscriber, pricing, retention or revenue-sharing assumptions for microdrama or other digital services; the accuracy of third-party market data; the Company’s ability to generate sufficient cash flow to service the notes and other obligations; dilution or other effects from the pre-funded warrants; the impact of the secured nature of the notes and related covenants; and the other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media and Investor Relations:

Ethan Walfish

Head of Investor Relations

IQSTEL Inc.

300 Aragon Avenue, Suite 375

Coral Gables, FL 33134

Phone: +1-4848-IQSTEL (477835)

Email: ir@iqstel.com

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